UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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STRATEGIC REALTY TRUST, INC.

(Name of the Registrant as Specified In Its Charter)

DIANNE COSTA

JEROME HAGLEY

MICHAEL KARAS

MARSHALL KARR

TODD SPITZER

ANTHONY THOMPSON

TINA ALDATZ

BERNECE DAVIS

ROBERT HOH

JAMES RONALD KING SR.

DAVID LARSEN

JOHN SKEFFINGTON

SHARON THOMPSON

CENTAURUS FINANCIAL INC.

THOMPSON NATIONAL PROPERTIES, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains (i) a press release sent by the SRT Shareholders Coalition on October 23, 2013 and (ii) a letter dated October 23, 2013 from Centaurus Financial Inc. to certain stockholder representatives.

1

FOR IMMEDIATE RELEASE

Wednesday, October 23, 2013
Contact: Michael Tootle, 800-401-7905, info@protectourinvestment.org

****SHAREHOLDER ALERT****

Current Board Stacking the Deck by

Playing Games With Election Rules

(Anaheim, CA) --- On Friday, October 18th, the Strategic Realty Trust (SRT) stated in an SEC filing that stockholders would be allowed only 10 days to make director nominations for the SRT’s 2013 annual meeting and that any nominations must comply with SRT’s newly amended bylaws.  In an outrageous move, SRT did not file these newly amended bylaws on the same day or even the day after the SRT Coalition submitted its director nominations for the annual meeting.  Instead, in a cavalier move after half of the nominating period expired, SRT informed the Coalition last night that their nomination did not conform to the newly amended bylaws, putting the Coalition in the precarious situation of being out of compliance with a new set of rules without any knowledge of what the rules were.  Among other things, the SRT Board is now requiring each of the Coalition’s nominees to fill out a 30 page questionnaire.

Apparently, these last minute changes to the bylaws were approved by the Special Committee in secrecy and then “approved” by the Board in a hastily called special board meeting.  These eleventh hour bylaw changes included provisions that adversely impact the ability of a stockholder to nominate directors at an annual meeting and purportedly eliminate the ability of stockholders to nominate directors at a special meeting.

It is obvious to the Coalition that these previously undisclosed bylaw changes (which were made only after the Coalition filed their preliminary proxy statement to call a special meeting) were an attempt to disenfranchise the Company’s stockholders and entrench the existing directors.

As of this morning, SRT still has not publicly disclosed the bylaw changes.

“It is fundamentally unfair for the Special Committee to change the rules in the middle of the game, let alone try to run out the clock without telling investors what the rules are.  I believe the shareholders deserve a lot better than that, and they deserve the right to determine who they want to manage their investment,” said Ron King, President and CEO of Centaurus Financial, and a member of the Shareholders’ Coalition.

“The self-appointed Special Committee is out of control.  The Board’s outrageous attempts to block fair elections and intentionally cut off the rights of shareholders are unconscionable.  With this latest shenanigan, they’ve showed their hand. It’s clear that they oppose giving shareholders a voice in the direction of this Trust. It’s time to put an end to this nonsense and give SRT Shareholders a fair, transparent election,” said Marshall Karr, an independent director nominee and managing partner of Karr Commercial, LLC, who is a certified Property Manager with more than 30 years of experience in the Real Estate and Construction business managing residential, commercial and retail properties.

About SRT Shareholders Coalition

The SRT Shareholders Coalition is a group of investors overwhelmingly supportive of installing a new Board of Directors who bring the independent leadership, industry experience and stakeholder perspective needed to protect the investments made by shareholders in SRT.  Co-chairs of the SRT Shareholders Coalition include major shareholders Tina Aldatz, Bernece B. Davis, Ron King, David T. Larsen, MD, John Skeffington, Sharon Thompson, and Robert Hoh. For more information regarding the coalition and the independent team of director candidates please visit http://www.protectourinvestment.org.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

###

Important Additional Information Regarding the Solicitation

This press release is not a solicitation of proxies, consents or requests, and stockholders are not being asked to provide proxies, consents or requests to the SRT Shareholders Coalition (the “Coalition”) at this time. Any solicitation of proxies, consents or requests will only be pursuant to a proxy statement and other proxy materials to be filed with the Securities and Exchange Commission (the “SEC”) at a later date.

In connection with its solicitation of written requests (the “solicitation”) to demand a special meeting of stockholders of SRT, the Coalition has filed a preliminary solicitation statement with the SEC to solicit written requests from stockholders of the Company to demand a special meeting of SRT stockholders. Investors and security holders are urged to read the preliminary solicitation statement in its entirety, and the definitive solicitation statement and other relevant documents when they become available, because they will contain important information regarding the solicitation. The preliminary and definitive solicitation statement and all other relevant documents will be available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in connection with the solicitation:  Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr, Todd Spitzer, Anthony Thompson, Tina Aldatz, Bernece Davis, Robert Hoh, James Ronald King Sr., David Larsen, John Skeffington, Sharon Thompson, Centaurus Financial Inc. and Thompson National Properties, LLC.  Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the preliminary solicitation statement filed with the SEC on October 22, 2013.

October 23, 2013

Re: Shareholders Claim First Victory as SRT Board of Directors Finally Call an Annual Shareholders’ Meeting.

IMPORTANT---DATED MATERIAL BELOW

Dear Valued Centaurus Representatives:

Centaurus is proud to announce that the Shareholders’ Coalition (“Coalition”) can officially claim its first victory in the campaign to put the Strategic Realty Trust, Inc., (SRT) on a path to prosperity as the current Board of Directors have set an annual shareholders’ meeting for January 10, 2014.  The Coalition believes that its unified effort in advocating for a platform for the shareholders to voice their concerns with the Board has finally pressured the Board to call this meeting.

As expressed in our previous letter, the campaign to install new leadership is a two-step process, the first step being to call a special meeting by obtaining 10% of the shareholders’ vote. While we understand that an annual meeting date has been set, based on our experience with this Board, we fear they will vote to delay the meeting or invalidly reject our director nominations and thereby continue to evade accountability to the shareholders. For this reason, the Coalition will take the necessary precaution and seek consent forms from the shareholders to call a special meeting as insurance against any potential delay tactic by the Board.

As expected, this campaign is being vigorously contested by the current Board. Using the past as guidance, we believe the current Board will continue to make this campaign about anything but SRT’s performance, including personally attacking Tony Thompson, making statements that this campaign is solely driven by Tony Thompson and using tactics that, in our view, further evade accountability to the shareholders. Centaurus joined with this Coalition of shareholders for the purpose of giving the shareholders a voice to establish a prosperous REIT. Contrary to the misleading characterization of this effort in a recent letter from the CEO, this campaign is not about Tony Thompson or TNP. In fact, it’s not about Andrew Batinovich or his company, Glenborough. This is about the Current Board of SRT, a Board that has presided over a period marked by controversial decisions and escalating costs. Based on their actions, we believe this Board is more concerned with their own interests than those of their shareholders and it’s time for them to step down.

A recent letter from SRT states that “Mr. Thompson, along with a group of his hand-picked associates, is attempting to take control of your Company…Gaining control of your Company may be the only way that Mr. Thompson can save his.” This statement is an example of the misleading tactics being employed by the current Board, which directly contradict the preliminary proxy statement that has been filed with the SEC.  The following excerpt from the proxy solicitation clearly discredits the misleading claims made by this current Board:

The Coalition will request that the Company call a special meeting of the Company’s stockholders (the ‘‘Special Meeting’’) for the following purposes:

1. to remove, without cause, each of the members of the current Board of Directors of the Company (the ‘‘Board’’) other than Anthony Thompson, as well as any person or persons appointed by the Board without stockholder approval between July 10, 2012 and through and including the date of the Special Meeting;

2. to elect the following individuals as directors of the Company to fill vacancies created by the removal or resignation of directors or expansion of the size of the Board: Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr and Todd Spitzer; and

3. to transact such other business as may properly come before the Special Meeting (Proposals 1 through 3, collectively, the ‘‘Proposals’’).

If a Special Meeting is called, and Proposals 1 and 2 are approved, Mr. Thompson has committed to take any and all actions to effectuate the election of Ms. Costa and Messrs. Hagley, Karas, Karr and Spitzer to the Board and to amend the bylaws of the Company to repeal any amendments made from the version of the bylaws in effect on July 27, 2012, the date the current Special Committee of the Board was formed. After taking such actions, Mr. Thompson will immediately resign.

Rather than deal in speculation and innuendo, let us focus on the facts. As clearly stated in the preliminary proxy statement, Tony Thompson has already agreed to step down from the Board to make way for a new slate. We are simply asking the rest of the current Board to do exactly as Tony Thompson has agreed to do, resign from the Board and turn the trust over to what we believe is a more competent, qualified slate of directors.

In order to be successful we will need your support and hope that you will back our efforts when communicating with your clients.  If we call a special meeting, the shareholders will finally have the opportunity to remove the current Board and hold them accountable for their actions that we believe have tarnished the REIT’s earning potential. Moving forward, you can expect your clients to receive an orange written request form for the purpose of calling a special meeting. Once we have obtained 10% of the shareholders written requests, your clients will receive a proxy asking for their vote to remove the Board members and to elect the new Board member candidates at the special meeting. As the campaign progresses we will provide you with the details regarding the timing and instructions for your clients in filling out the requests and proxy solicitations.

For now, we ask that you please contact your clients immediately following the conference calls that we will be conducting at the end of this week with our representatives per the schedule below. It is imperative that you understand that we are not asking you to solicit any proxies from your clients.

We will be conducting conference calls with all of our representatives at the end of this week for the purpose of informing and providing you a platform to ask any questions that you may have. I will personally be explaining the purpose of calling a special meeting, the proxy solicitation process, and the current status of these initiatives. I look forward to you joining the conference call.

Please note that although we have scheduled conference calls by groups, per geographic region, if you cannot make your designated time scheduled please join one of the other times available. Further, in the coming weeks we will be conducting more conference calls with the 5 board member candidates who will be present on the calls to introduce themselves and discuss their respective backgrounds.

Conference Call Schedule

•                 Thursday October 24, 2013 8:00 A.M Pacific Time/11:00 A.M. East Coast Time: FL, NY, NJ, VA, PA, OH, MI, MD, LA, AL, OK, TN

•                 Thursday October 24, 2013 10:00 A.M Pacific Time/ 1:00 P.M. East Coast Time: TX, CO, ID, SD, NM, NV, AZ, WA and OR

•                 Friday October 25, 2013 10:00 A.M. Pacific Time/1:00 P.M. East Coast Time: CA

*Call Number: 800-356-8278 Code: 138632

If you have any questions, please do not hesitate to call me or Michael Tootle in the Centaurus Home Office.  We hope we are successful in our efforts to secure the value of your clients’ investment.  Please stay tuned as we expect to provide more details as this process unfolds.

Sincerely,

Ron King

About SRT Shareholders Coalition

The SRT Shareholders Coalition is a group of investors overwhelmingly supportive of installing a new Board of Directors who bring the independent leadership, industry experience and stakeholder perspective needed to protect the investments made by shareholders in SRT.  Co-chairs of the SRT Shareholders Coalition include major shareholders Tina Aldatz, Bernece B. Davis, Ron King, David T. Larsen, MD, John Skeffington, Sharon Thompson, and Robert Hoh. For more information regarding the coalition and the independent team of director candidates please visit http://www.protectourinvestment.org.

This letter shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Important Additional Information Regarding the Solicitation

This letter is not a solicitation of proxies, consents or requests, and stockholders are not being asked to provide proxies, consents or requests to the SRT Shareholders Coalition (the “Coalition”) at this time. Any solicitation of proxies, consents or requests will only be pursuant to a proxy statement and other proxy materials to be filed with the Securities and Exchange Commission (the “SEC”) at a later date.

In connection with its solicitation of written requests (the “solicitation”) to demand a special meeting of stockholders of SRT, the Coalition has filed a preliminary solicitation statement with the SEC to solicit written requests from stockholders of the Company to demand a special meeting of SRT stockholders. Investors and security holders are urged to read the preliminary solicitation statement in its entirety, and the definitive solicitation statement and other relevant documents when they become available, because they will contain important information regarding the solicitation. The preliminary and definitive solicitation statement and all other relevant documents will be available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in connection with the solicitation:  Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr, Todd Spitzer, Anthony Thompson, Tina Aldatz, Bernece Davis, Robert Hoh, James Ronald King Sr., David Larsen, John Skeffington, Sharon Thompson, Centaurus Financial Inc. and Thompson National Properties, LLC.  Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the preliminary solicitation statement filed with the SEC on October 23, 2013.